As filed with the Securities and Exchange Commission on August 22, 2005.
                                         Registration Statement No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------

                             ACCO BRANDS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                              36-2704017
     (State or Other Jurisdiction of               (I.R.S. Employer
      Incorporation or Organization)             Identification Number)

        300 Tower Parkway
      Lincolnshire, Illinois                         60069
  (Address of Principal Executive                  (Zip Code)
            Offices)
                              ---------------------

   ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan
                            (Full Title of the Plan)
                              ---------------------

        Steven Rubin, Esq.                                Copy to:
Vice President, General Counsel and Secretary          Edward P. Smith
      ACCO Brands Corporation                       Chadbourne & Parke LLP
        300 Tower Parkway                            30 Rockefeller Plaza
   Lincolnshire, Illinois 60069                     New York, New York 10112
(Name and Address of Agent for Service)

                                 (847) 484-4800
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
                              ---------------------


 ================================ ==================== ==================== ===================== ===================
                                        Amount          Proposed maximum      Proposed maximum        Amount of
       Title of Securities               to be           offering price          aggregate           registration
      to be registered (1)          registered (2)        per share (3)      offering price (3)          fee
 -------------------------------- -------------------- -------------------- --------------------- -------------------
 Common Stock, par value $.01
 per share (including the
 associated Preferred Share         630,000 shares           $23.37             $14,723,100             $1,733
 Purchase Rights) (1)
 ================================ ==================== ==================== ===================== ===================

     (1) The Preferred Share Purchase Rights are attached to and trade with the Common Stock. The value, if any, attributed to such Rights is reflected in the market price of the Common Stock.

     (2) There are also registered hereunder such indeterminate number of shares as may become subject to awards under the Plan as a result of the antidilution provisions contained therein.

     (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average high and low "when-issued" trading prices ($23.80 and $22.94, respectively) of the Common Stock on August 16, 2005, as reported on the New York Stock Exchange Composite Transactions.

                              ---------------------

     Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the prospectus related to this registration statement will be used in connection with the offer and sale of the Common Stock previously registered under the Registrant's Registration Statement on Form S-8 (Registration No. 333-127631).

===============================================================================

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 (Registration No. 333-127631) filed by ACCO Brands Corporation on August 17, 2005. This registration statement registers an additional 630,000 shares of Common Stock reserved for issuance under the ACCO Brands Corporation 2005 Assumed Option and Restricted Stock Unit Plan which were inadvertently omitted from the prior registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.


         Exhibit No.           Description
         ----------            ------------
              5                Opinion of Chadbourne & Parke LLP, counsel to
                               Registrant, covering shares of Registrant's
                               Common Stock issuable under the ACCO Brands
                               Corporation 2005 Assumed Option and Restricted
                               Stock Unit Plan.

            23.1 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

            23.2 Consent of Chadbourne & Parke LLP, counsel to Registrant, is contained in their opinion letter as Exhibit 5 to the Registration Statement.

            23.3 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, relating to the audited financial statements of General Binding Corporation.

             24 Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant, is incorporated herein by reference to Exhibit 24 to Registrant's Registration Statement on Form S-8 (Registration No. 333-12761).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lincolnshire, State of Illinois on this 22nd day of August, 2005.

                                            ACCO BRANDS CORPORATION

                                            By  /s/ STEVEN RUBIN
                                                --------------------------
                                            Name:   Steven Rubin
                                            Title:  Vice President, General
                                                    Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of August, 2005:

          Signature                                Title
         -----------                              -------

    /S/ DAVID D. CAMPBELL*    Chairman of the Board and Chief Executive Officer
    -----------------------          (principal executive officer)
    (David D. Campbell)

    /s/ NEAL V. FENWICK*   Executive Vice President and Chief Financial Officer
    -----------------------          (principal financial officer)
    (Neal V. Fenwick)

    /s/ KATHY D. SCHNAEDTER*                Director of Finance
    -----------------------           (principal accounting officer)
    (Kathy D. Schnaedter)

    /s/ GEORGE V. BAYLY*                         Director
    -----------------------
    (George V. Bayly)

    /s/ PATRICIA O. EWERS*                       Director
    -----------------------
    (Patricia O. Ewers)

    /s/ G. THOMAS HARGROVE*                      Director
    -----------------------
    (G. Thomas Hargrove)

    /s/ ROBERT J. KELLER*                        Director
    -----------------------
    (Robert J. Keller)

    /s/ PIERRE E. LEROY*                         Director
    -----------------------
    (Pierre E. Leroy)

    /s/ GORDON H. LOHMAN*                        Director
    -----------------------
    (Gordon H. Lohman)

    /s/ FORREST M. SCHNEIDER*                    Director
    -----------------------
    (Forrest M. Schneider)

    /s/ NORMAN H. WESLEY*                        Director
    -----------------------
    (Norman H. Wesley)



*  By  /s/ STEVEN RUBIN
       ----------------------------------
       (Steven Rubin, Attorney-in-fact)**

** By authority of the power of attorney filed herewith.

                                INDEX TO EXHIBITS


         Exhibit No.           Description
        ------------           -------------
              5                Opinion of Chadbourne & Parke LLP, counsel to
                               Registrant, covering shares of Registrant's
                               Common Stock issuable under the ACCO Brands
                               Corporation 2005 Assumed Option and Restricted
                               Stock Unit Plan.

            23.1 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

            23.2 Consent of Chadbourne & Parke LLP, counsel to Registrant, is contained in their opinion letter as Exhibit 5 to the Registration Statement.

            23.3 Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, relating to the audited financial statements of General Binding Corporation.

             24 Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Registrant, is incorporated herein by reference to Exhibit 24 to Registrant's Registration Statement on Form S-8 (Registration No.333-127631).